Exhibit 4.4

WHEN RECORDED MAIL TO:

Craig W. Stensland

Ameren Illinois Company

One Ameren Plaza (MC 1310)

1901 Chouteau Avenue

St. Louis, MO 63103

INDENTURE

BETWEEN

AMEREN ILLINOIS COMPANY

(as successor to Central Illinois Light Company),

AND

DEUTSCHE BANK TRUST COMPANY AMERICAS

(formerly known as Bankers Trust Company),

as Trustee under Indenture of Mortgage and Deed of Trust, dated as of April 1, 1933, between Illinois Power Company and Bankers Trust Company (now known as Deutsche Bank Trust Company Americas), as Trustee, as amended and supplemented by Indenture between the same parties, dated as of June 30, 1933, and as amended, supplemented and assumed by Indenture dated as of July 1, 1933, between Central Illinois Light Company and Bankers Trust Company (now known as Deutsche Bank Trust Company Americas), as Trustee, and as amended and supplemented by various indentures between the same parties bearing subsequent dates.

Dated as of October 1, 2010

This instrument was prepared by Steven R. Sullivan, Senior Vice President, General Counsel and Secretary of Ameren Illinois Company c/o Ameren Corporation, One Ameren Plaza, 1901 Chouteau Avenue, St. Louis, Missouri 63103.

INDENTURE dated as of the 1st day of October, 2010 (hereinafter sometimes referred to as this “Supplemental Indenture”), between AMEREN ILLINOIS COMPANY (formerly named Central Illinois Public Service Company (“CIPS”) and successor to Central Illinois Light Company (“CILCO”) pursuant to the Merger, as defined below), a corporation of the State of Illinois (hereinafter sometimes called the “Company”), party of the first part, and Deutsche Bank Trust Company Americas, a corporation of the State of New York, as Trustee (hereinafter sometimes called the “Trustee”), party of the second part, under the Indenture of Mortgage and Deed of Trust between Illinois Power Company and Bankers Trust Company (now known as Deutsche Bank Trust Company Americas), as Trustee, dated as of April 1, 1933, as amended and supplemented by Indenture between said Illinois Power Company and said Bankers Trust Company (now known as Deutsche Bank Trust Company Americas), dated as of June 30, 1933, and as amended, supplemented and assumed by Indenture between CILCO and said Bankers Trust Company (now known as Deutsche Bank Trust Company Americas), dated as of July 1, 1933, and as amended and supplemented by various Indentures between CILCO and said Bankers Trust Company (now known as Deutsche Bank Trust Company Americas) bearing subsequent dates (said Indenture of Mortgage and Deed of Trust as amended, supplemented and assumed being hereinafter sometimes referred to as the “Indenture”).

WHEREAS, subject to the provisions thereof, Section 93 of the Indenture permits, among other things, the merger of CILCO into any corporation having corporate authority to carry on any of the businesses mentioned in Section 4 of the Indenture; and

WHEREAS, subject to the provisions thereof, Section 94 of the Indenture provides, among other things, that, in case CILCO, pursuant to Section 93 of the Indenture, shall be merged into any other corporation and the successor corporation into which CILCO shall have been merged shall have executed and caused to be recorded an indenture with the Trustee, satisfactory to the Trustee, whereby such successor corporation shall have assumed and agreed to pay, duly and punctually, the principal of and interest on the bonds issued thereunder in accordance with the provisions of said bonds and coupons and the Indenture, and shall have agreed to perform and fulfill all the covenants and conditions of the Indenture to be kept or performed by CILCO, such successor corporation shall succeed to and be substituted for CILCO, with the same effect as if it had been named in the Indenture, and shall have and may exercise under the Indenture the same powers and rights as CILCO, and (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing general powers and rights) such successor corporation thereupon may cause to be executed, issued and delivered, either in its own name or in the name of CILCO or any other predecessor corporation complying with the provisions of Article XV of the Indenture, as its name shall then exist, such bonds as could or might have been executed, issued and delivered by CILCO had such merger not occurred, and upon the order of such successor corporation in lieu of CILCO, and subject to all the terms, conditions and restrictions in the Indenture prescribed, concerning the authentication and delivery of bonds, the Trustee shall authenticate and deliver any bonds which shall have been previously signed and delivered by the officers of CILCO to the Trustee for authentication, and such bonds as the successor corporation shall thereafter, in accordance with the provisions of the Indenture, cause to be executed and delivered to the Trustee for such purpose, and such successor corporation shall also have and may exercise in respect of any property additions, and subject to all the terms, conditions and restrictions in the Indenture prescribed applicable thereto, whether as to withdrawal of cash, release of property or otherwise, the same powers and rights which CILCO might or could exercise had such merger not occurred; and

WHEREAS, Section 95 of the Indenture provides, among other things, that in case CILCO, pursuant to Section 93 of the Indenture, shall be merged into any other corporation, neither the Indenture nor the indenture with the Trustee to be executed and caused to be recorded by the successor corporation as in Section 94 of the Indenture provided, shall, unless such indenture shall otherwise provide, become or be a lien upon any of the properties or franchises of the successor corporation except (a) those acquired by it from CILCO and property appurtenant thereto and property which the successor corporation shall thereafter acquire or construct which are extensions, enlargements and additions to or shall for an integral part of or be essential for the use or operation of any property then or thereafter subject to the lien of the Indenture, and property which shall then or thereafter be located on or appurtenant to or used in the operation of any such property; (b) the property additions to or about the plants or properties of the successor corporation made and used by it as the basis for the issue of additional bonds or the withdrawal of cash or the release of property under the Indenture as therein provided; and (c) such franchises, repairs and additional property as may be acquired, made or constructed by the successor corporation to maintain, renew and preserve the franchises covered by the Indenture and to keep and maintain the mortgaged and pledged property in good repair, working order and condition as an operating system or systems, or in pursuance of some covenant or agreement of the Indenture to be kept or performed by CILCO; and

WHEREAS, as the date hereof, pursuant to the Agreement and Plan of Merger dated as of April 13, 2010 among CIPS, CILCO and Illinois Power Company (“IP”), IP and CILCO were merged into the Company (the “Merger”) whereby the Company is the successor corporation; and

WHEREAS, the Company has delivered to the Trustee certified resolutions of the Board of Directors of the Company authorizing the execution of this Supplemental Indenture and an officers’ certificate and opinion of counsel evidencing compliance with the covenants and conditions of the Indenture;

WHEREAS, pursuant to Section 93 of the Indenture and the resolutions of the Board of Directors of the Company authorizing the execution of this Supplemental Indenture, the Company now desires to execute this Supplemental Indenture with the Trustee and to cause this Supplemental Indenture to be recorded;

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH: That AMEREN ILLINOIS COMPANY, in consideration of the premises and pursuant to Section 95 of the Indenture, and in order to secure the payment both of the principal and interest of all bonds at any time issued and outstanding under the Indenture, according to their tenor and effect, and the performance of all of the provisions of the Indenture and of said bonds, hath granted, bargained, sold, released, conveyed, assigned, transferred, pledged, set over and confirmed and by these presents doth grant, bargain, sell, release, convey, assign, transfer, pledge, set over and confirm unto Deutsche Bank Trust Company Americas, as Trustee, and to its successor or successors in said trust, and to it and their assigns forever,

(a) all properties and franchises subject to the lien of the Indenture acquired by the Company from CILCO in the Merger and property appurtenant thereto and property which the Company shall thereafter acquire or construct which are extensions, enlargements and additions to or shall for an integral part of or be essential for the use or operation of any property then or thereafter subject to the lien of the Indenture, and property which shall then or thereafter be located on or appurtenant to or used in the operation of any such property;

(b) the property additions to or about the plants or properties of the Company made and used by it as the basis for the issue of additional bonds or the withdrawal of cash or the release of property under the Indenture as therein provided; and

(c) such franchises, repairs and additional property as may be acquired, made or constructed by the Company to maintain, renew and preserve the franchises covered by the Indenture and to keep and maintain the mortgaged and pledged property in good repair, working order and condition as an operating system or systems, or in pursuance of some covenant or agreement of the Indenture to be kept or performed by the Company,

EXPRESSLY EXCEPTING any property and franchises expressly excepted in the Indenture from the lien of the Indenture or heretofore released from the lien of the Indenture; and

EXPRESSLY EXCEPTING any property and franchises owned by CIPS or IP immediately prior to the Merger and any other property and franchises, whether now owned or hereafter acquired by the Company, that are not specifically described in clauses (a), (b) or (c) of the foregoing granting clause of this Supplemental Indenture.

TO HAVE AND TO HOLD all such properties, real, personal and mixed, mortgaged, pledged or conveyed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever.

IN TRUST, NEVERTHELESS, upon the terms and trusts of the Indenture, for those who shall hold the bonds and coupons issued and to be issued thereunder, or any of them, without preference, priority or distinction as to lien of any of said bonds and coupons over any others thereof by reason of priority in the time of the issue or negotiation thereof, or otherwise howsoever, subject, however, to the provisions in reference to extended, transferred or pledged coupons and claims for interest set forth in the Indenture (and subject to any, sinking funds that may be created for the benefit of any particular series).

2

IT IS HEREBY COVENANTED, DECLARED AND AGREED by the Company that all property subject or to become subject hereto is to be held, subject to the further covenants, conditions, uses and trusts in the Indenture set forth, and the Company, for itself and its successors and assigns, does hereby covenant and agree to and with the Trustee and its successor or successors in such trust, for the benefit of those who shall hold any outstanding bonds and interest coupons, or any of them, as follows:

Section 1. Representations by the Company. The Company hereby represents to the Trustee that (A) the Company is a corporation having corporate authority to carry on any of the businesses mentioned in Section 4 of the Indenture and (B) the Merger is upon such terms as fully to preserve and in no respect impair the lien, efficiency or security of the Indenture, or of any of the rights or powers of the Trustee or the bondholders under the Indenture.

Section 2. Assumption by the Company. As of the date hereof, pursuant to Section 93 of the Indenture, the Company does hereby assume and agree to pay, duly and punctually, the principal of and interest on the bonds issued under the Indenture in accordance with the provisions of said bonds and coupons and the Indenture, and does hereby agree to perform and fulfill all the covenants and conditions of the Indenture to be kept or performed by CILCO.

Section 3. Company Substituted. On and after the date hereof, pursuant to Section 94 of the Indenture, the Company shall succeed to and be substituted for CILCO, with the same effect as if it had been named in the Indenture, and shall have and may exercise under the Indenture the same powers and rights as CILCO, and (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing general powers and rights) the Company may cause to be executed, issued and delivered, either in its own name or in the name of CILCO or any other predecessor corporation complying with the provisions of Article XV of the Indenture, as its name shall then exist, such bonds as could or might have been executed, issued and delivered by CILCO had such merger not occurred, and upon the order of the Company in lieu of CILCO, and subject to all the terms, conditions and restrictions in the Indenture prescribed, concerning the authentication and delivery of bonds, the Trustee shall authenticate and deliver any bonds which shall have been previously signed and delivered by the officers of CILCO to the Trustee for authentication, and such bonds as the Company shall thereafter, in accordance with the provisions of the Indenture, cause to be executed and delivered to the Trustee for such purpose, and the Company shall also have and may exercise in respect of any property additions, and subject to all the terms, conditions and restrictions in the Indenture prescribed applicable thereto, whether as to withdrawal of cash, release of property or otherwise, the same powers and rights which CILCO might or could exercise had such merger not occurred.

Section 4. As supplemented and amended by this Supplemental Indenture, the Indenture is in all respects ratified and confirmed, and this Supplemental Indenture and all the terms and conditions herein contained shall be deemed a part thereof. Except as otherwise defined herein, capitalized terms defined in the Indenture are used herein as therein defined.

Section 5. Except as herein otherwise expressly provided, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture, other than as set forth in the Indenture as heretofore amended and supplemented. The Trustee shall not be responsible for the recitals herein or in the bonds (other than in the authentication certificate of the Trustee), all of which are made by the Company solely.

Section 6. This Supplemental Indenture may be executed in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

3

IN WITNESS WHEREOF, AMEREN ILLINOIS COMPANY, party of the first part hereto, and DEUTSCHE BANK TRUST COMPANY AMERICAS, party of the second part hereto, have caused these presents to be executed in their respective names by their respective Presidents or one of their Vice Presidents or one of their Assistant Vice Presidents and their respective seals to be hereunto affixed and attested by their respective Secretaries or one of their Assistant Secretaries, all as of the day and year first above written.

AMEREN ILLINOIS COMPANY

By	/s/ Martin J. Lyons, Jr.
Name: Martin J. Lyons, Jr.
Title: Senior Vice President and Chief Financial Officer

[SEAL]

Attest:

/s/ Craig W. Stensland
Name: Craig W. Stensland
Title: Assistant Secretary

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By Deutsche Bank National Trust Company

By	/s/ Irina Golovashchuk
Name: Irina Golovashchuk
Title: Assistant Vice President

By	/s/ David Contino
Name: David Contino
Title: Vice President

[SEAL]

Attest:

/s/ Chris Niez
Name: Chris Niez
Title: Associate

STATE OF MISSOURI	)
) SS
CITY OF ST. LOUIS	)

I, Carla J. Flinn, a Notary Public, do hereby certify that Martin J. Lyons, Jr., Senior Vice President and Chief Financial Officer of AMEREN ILLINOIS COMPANY, a corporation organized and existing under the laws of the State of Illinois, and Craig W. Stensland, Assistant Secretary of said corporation, who are both personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such officers, respectively, of said corporation, and who are both personally known to me to be such officers, appeared before me this day in person and severally acknowledged that they signed, sealed and delivered said instrument as their free and voluntary act as such officers, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

Given under my hand and official seal this 1st day of October, 2010, in the City and State aforesaid.

/s/ Carla J. Flinn
Notary Public

(NOTARIAL SEAL)

Carla J. Flinn – Notary Public

Notary Seal, State of

Missouri – St. Louis County

Commission #10399906

My Commission Expires 4/20/2014

State of New Jersey	)
) SS
County of Union	)

I, Jeffrey Schoenfeld, a Notary Public in and for Union County in the State of New Jersey, do hereby certify that:

Irina Golovashchuk, Assistant Vice President, David Contino, Vice President, and Chris Niez, Associate, of DEUTSCHE BANK NATIONAL TRUST COMPANY, signing on behalf of DEUTSCHE BANK TRUST COMPANY AMERICAS, who are personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such officers, respectively, of said corporation, and who are personally known to me to be such officers, appeared before me this day in person and severally acknowledged that they signed, sealed and delivered said instrument as their free and voluntary act as such officers, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

Given under my hand and official seal this 1st day of October, 2010.

/s/ Jeffrey Schoenfeld
Notary Public

(NOTARIAL SEAL)

Jeffrey Schoenfeld

Notary Public

New Jersey

My Commission Exp. 08-17-2012